                                                                    EXHIBIT 99.1


                                                                   July 24, 2003


               HELMERICH & PAYNE ANNOUNCES THIRD QUARTER EARNINGS


         TULSA, OK. -- Helmerich & Payne, Inc. announced net income of $8,162,000 ($0.16 per diluted share) from revenues of $137,025,000 for the third quarter ended June 30, 2003, compared with net income from continuing operations of $22,551,000 ($0.45 per diluted share) from revenues of $152,049,000 for the third quarter of the prior fiscal year. Net income for the first nine months of this fiscal year totaled $11,343,000 ($0.22 per diluted share) from revenues of $376,658,000, compared with net income from continuing operations of $48,807,000 ($0.97 per diluted share) from revenues of $428,276,000 for the same period last year.

         Net income for the three and nine months ended June 30, 2003 includes no material net gain or loss from the sale of portfolio securities. Net income from 2002 includes gains from sales of portfolio securities of $0.30 per share for the three month and $0.31 per share for the nine-month periods ended June 30, 2002, respectively. During the third quarter of 2003, the Company sold its entire position in Transocean, Inc. (286,528 shares). The resulting financial loss on that transaction was offset by gains from the sale of several other securities. Total proceeds generated from the sales were $12.1 million for third quarter 2003.

         Last year's net income from the Company's former exploration and production company that was spun off September 30, 2002 is reported as income from discontinued operations of an additional $0.11 and $0.12 per diluted share for the three and nine month periods ended June 30, 2002.

         Total third quarter net income for the Company was up slightly compared to last year's third quarter after adjusting last year's third quarter income for gains from the sale of portfolio securities. The addition of 25 newly constructed FlexRigs(R)* during the last 12 months helped increase U.S. land rig revenue days and improve land rig revenue and margins, but those improvements were offset by higher depreciation and interest expense compared to last year's third quarter. Both U.S. land and offshore platform rig utilizations were down from last year's third quarter. (See accompanying financials for specific operating statistics.) The Company's international operating profit was up only slightly from last year's third quarter.

         Third quarter net income was up for the Company, compared to second quarter 2003 net income, due to increases in U.S. land rig revenue days, average rig revenue per day and profit margin per day. The Company's U.S. platform rig performance was enhanced by the recognition of $1.5 million of previously deferred revenue during the third quarter of this year, relating to the early termination of a drilling contract on Rig 206 in the Gulf of Mexico. With the release of Rig 206, the Company's total number of active offshore rigs has declined to six.

*FlexRig(R) hereinafter referred to as FlexRig


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July 24, 2003
News Release


         Third quarter operating profit for the Company's international operations was up compared to the second quarter of 2003 due to cost reductions in Ecuador, and improved profits in Venezuela. Currently, the Venezuelan government has established a fixed exchange rate of 1,596 Venezuelan bolivars to one U.S. dollar. Although collections of accounts receivable from PDVSA have improved over the last two months, companies such as Helmerich & Payne have been prohibited from converting the Venezuelan bolivar into U.S. dollars. As a result, the Company's exposure to any devaluation that might result from the Venezuelan government removing or changing the fixed exchange rate has increased. If there was a devaluation of 50% (to 2,400 to 1), the resulting expense to the Company for revaluation of its bolivar assets and liabilities would be approximately $3,900,000. The Company is attempting to receive permission from the Venezuelan government to convert its existing bolivar cash balances into dollars as soon as possible. It is difficult to predict if and when that may occur.

         The Company recently signed a contract to move a rig to the central African country of Chad to drill for an international exploration and production company. Operations in Chad are scheduled to commence December 2003. As previously announced, the Company has sent a rig to Hungary which is expected to commence operations August 1.

         The Company incurred higher interest expense in the third quarter compared with last year's third quarter due to the placement of $200,000,000 of intermediate term debt between August and October 2002. General and administrative expenses were approximately $1.2 million higher than those recorded for last year's third quarter, primarily due to increases in pension, health insurance and associated benefit costs. As disclosed in the Company's July 15, 2003 Form 8K filing, effective October 1, 2003, the Company will no longer allow new participants into its defined benefit pension plan, and through October 1, 2006 will reduce the formula for pension benefit accruals. On October 1, 2006, future accruals for Company pension benefits will cease. Reductions in future general and administrative expenses relating to pension benefits will be dependent upon the performance of the pension fund investments and other assumptions used in actuarial calculations. Had the changes described herein been in effect at the beginning of this year, there would have been an estimated $3,000,000 of pension expense savings for the Company.

         Total depreciation expense for the third quarter was $21,517,000, compared with $15,247,000 for last year's third quarter and $19,943,000 for the second quarter of 2003. The increase was primarily due to the completion of construction of approximately two FlexRigs each month since June of 2002. As announced on June 10, 2003, the Company's Board of Directors approved the construction of an additional seven FlexRig3s at the rate of approximately one every 30 to 45 days at an average cost of $10,750,000 per rig.

         Company President and C.E.O., Hans Helmerich commented, "There remains a disconnect between high energy prices and the pace of recovery in the oil patch. While slow to develop, we still believe the long-term challenges, particularly in regard to natural gas, suggest a prolonged upward trend in oilfield activity. To that end, we were pleased to extend





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July 24, 2003
News Release

our FlexRig new build program to include seven additional rigs to be constructed beginning this month with a scheduled completion early 2004. Some improvements are occurring in the Company's international markets, but our offshore platform fleet continues to cope with weak activity levels. We would expect these markets to move up as customers continue to raise their spending budgets."

         Helmerich & Payne, Inc. (HP/NYSE) is a contract drilling company that owns 83 U.S. land rigs, 12 U.S. platform rigs located in the Gulf of Mexico, 30 rigs located in South America and one rig in Hungary, or a total of 126 rigs. The Company currently operates 44 H&P-designed FlexRigs and is scheduled to complete the construction of an additional 6 FlexRigs to be put in service by March 2004.

         Helmerich & Payne, Inc.'s conference call/webcast is scheduled for this afternoon at 3:30 ET (2:30 CT). Go to
HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/AJWZ384784647GF12.HTML. If you are unable to participate during the live webcast, the call will be archived for 60 days on the website listed above as well as on H&P's website at www.hpinc.com.

          The information disclosed in this release or to be disclosed in the conference call and webcast may include forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by H&P from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, H&P's actual results may differ materially from those indicated or implied by such forward-looking statements.





                                                             Contact: Doug Fears
                                                                  (918) 748-5208






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July 24, 2003
News Release


                             HELMERICH & PAYNE, INC.
                                    Unaudited
                      (in thousands, except per share data)

                                               Three Months Ended            Nine Months Ended
                                                     June 30                      June 30
                                               2003          2002           2003          2002
                                             ---------     ---------      ---------     ---------
Consolidated Statements of Income
REVENUES:
 Operating revenues(A)                       $ 136,553     $ 126,495      $ 374,516     $ 400,296
 Income from investments                           472        25,554          2,142        27,980
                                             ---------     ---------      ---------     ---------
                                               137,025       152,049        376,658       428,276
                                             ---------     ---------      ---------     ---------

COST AND EXPENSES:
 Operating costs(A)                             92,258        92,602        269,422       286,251
 Depreciation                                   21,517        15,247         59,696        44,126
 General and administrative                      5,830         4,591         19,591        15,191
 Interest                                        3,247          (462)         9,049           268
                                             ---------     ---------      ---------     ---------
                                               122,852       111,978        357,758       345,836
                                             ---------     ---------      ---------     ---------

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY IN INCOME
OF AFFILIATES                                   14,173        40,071         18,900        82,440

PROVISION FOR INCOME TAXES                       6,144        18,182          8,176        36,157
EQUITY IN INCOME OF AFFILIATES,
  net of income taxes                              133           662            619         2,524
                                             ---------     ---------      ---------     ---------
INCOME FROM CONTINUING OPERATIONS                8,162        22,551         11,343        48,807
INCOME FROM DISCONTINUED OPERATIONS                 --         5,667             --         5,887
                                             ---------     ---------      ---------     ---------
NET INCOME                                   $   8,162     $  28,218      $  11,343     $  54,694
                                             =========     =========      =========     =========

BASIC EARNINGS PER COMMON SHARE:
 INCOME FROM CONTINUING OPERATIONS           $    0.16     $    0.46      $    0.23     $    0.98
 INCOME FROM DISCONTINUED OPERATIONS                --          0.11             --          0.12
                                             ---------     ---------      ---------     ---------
 NET INCOME                                  $    0.16     $    0.57      $    0.23     $    1.10
                                             =========     =========      =========     =========

DILUTED EARNINGS PER COMMON SHARE:
 INCOME FROM CONTINUING OPERATIONS           $    0.16     $    0.45      $    0.22     $    0.97
 INCOME FROM DISCONTINUED OPERATIONS                --          0.11             --          0.12
                                             ---------     ---------      ---------     ---------
 NET INCOME                                  $    0.16     $    0.56      $    0.22     $    1.09
                                             =========     =========      =========     =========


Average common shares outstanding:
 Basic                                          50,045        49,855         50,016        49,793
 Diluted                                        50,681        50,574         50,563        50,306


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July 24, 2003
News Release

                             HELMERICH & PAYNE, INC.
                                    Unaudited
                                 (in thousands)


                                                 Three Months Ended            Nine Months Ended
                                                       June 30                      June 30
                                                2003           2002          2003           2002
                                              ---------      ---------     ---------      ---------
Financial Results - Lines of Business

SALES AND OTHER REVENUES(A):

    Contract Drilling - Domestic              $ 104,632      $  90,046     $ 284,872      $ 273,432
    Contract Drilling - International            29,981         34,260        82,956        120,215
                                              ---------      ---------     ---------      ---------
         Total Contract Drilling                134,613        124,306       367,828        393,647
                                              ---------      ---------     ---------      ---------

    Real Estate Division                          1,940          2,189         6,688          6,649
    Investments Income                              472         25,554         2,142         27,980
                                              ---------      ---------     ---------      ---------
         Total Revenues                       $ 137,025      $ 152,049     $ 376,658      $ 428,276
                                              =========      =========     =========      =========

OPERATING PROFIT:

    Contract Drilling - Domestic              $  18,757      $  14,360     $  39,650      $  55,709
    Contract Drilling - International             3,884          3,547         4,540         11,840
                                              ---------      ---------     ---------      ---------
         Total Contract Drilling Division        22,641         17,907        44,190         67,549
                                              ---------      ---------     ---------      ---------

    Real Estate Division                            811          1,340         3,337          4,073
                                              ---------      ---------     ---------      ---------
         Total Operating Profit                  23,452         19,247        47,527         71,622
                                              ---------      ---------     ---------      ---------

OTHER                                            (9,279)        20,824       (28,627)        10,818
                                              ---------      ---------     ---------      ---------
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES AND EQUITY
IN INCOME OF AFFILIATES                       $  14,173      $  40,071     $  18,900      $  82,440
                                              =========      =========     =========      =========


(A) The Company accounts for reimbursement of "out-of-pocket" expenses in accordance with Emerging Issues Task Force (EITF) No. 01-14, "Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred." EITF 01-14 requires that reimbursements received be included in operating revenues and "out-of-pocket" expenses be included in direct costs. Accordingly, such reimbursements and expenses have been appropriately classified, resulting in revenues and operating costs for the three and nine month periods ending June 30, 2002 increasing from previously reported amounts by $12.3 million and $32.6 million, respectively. These reclassifications had no impact on net income.


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July 24, 2003
News Release

                             HELMERICH & PAYNE, INC.
                                    Unaudited
                                 (in thousands)

                                                               6/30/03        09/30/02
                                                              ----------     ----------
Consolidated Condensed Balance Sheet
ASSETS
   Cash                                                       $   26,973     $   46,883
   Accounts Receivable                                           107,459         92,604
   Inventories                                                    21,799         22,511
   Other current assets                                           18,661         16,573
                                                              ----------     ----------
Total current assets                                          $  174,892     $  178,751
                                                              ----------     ----------
   Investments                                                   157,764        146,855
   Net property, plant, and equipment                          1,036,337        897,445
   Other assets                                                   31,603          4,262
                                                              ----------     ----------
TOTAL ASSETS                                                  $1,400,596     $1,227,313
                                                              ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Total current liabilities                                  $   83,059     $   72,899
   Total noncurrent liabilities                                  205,769        159,244
   Long-term debt                                                200,000        100,000
   Total Shareholders' Equity                                    911,768        895,170
                                                              ----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $1,400,596     $1,227,313
                                                              ==========     ==========


                             HELMERICH & PAYNE, INC.
                             OPERATING STATISTICS(B)

                                                              Second
                                        Third Quarter         Quarter
                                      2003         2002         2003
                                    -------      -------      -------
U.S. Land
   Revenue Days                       5,912        4,466        5,357
   Average Rig Revenue Per Day      $11,683      $11,501      $11,433
     Average Rig Margin Per day     $ 3,767      $ 3,390      $ 3,162
     Utilization                         82%          84%          80%
U.S. Platform
   Revenue Days                         592          839          540
   Average Rig Revenue Per Day      $41,068      $29,136      $38,139
     Average Rig Margin Per Day     $22,125      $13,035      $20,234
     Utilization                         54%          81%          50%
International
   Revenue Days                       1,211        1,403        1,205
   Average Rig Revenue Per Day      $20,205      $19,911      $19,356
     Average Rig Margin Per Day     $ 6,238      $ 6,757      $ 5,229
     Utilization                         43%          48%          41%

Total Capital Expenditures          $63,578      $76,454      $68,548

(B) Operating statistics exclude the effects of offshore platform labor contracts, and do not include reimbursements and "out-of-pocket" expenses (see Note A) in revenue per day and margin calculations.


                                       ###